Western Alliance Bancorporation
One East Washington Street
Phoenix, AZ 85004
www.westernalliancebancorporation.com

PHOENIX--(BUSINESS WIRE)--April 22, 2019

FIRST QUARTER 2019 FINANCIAL RESULTS

Net income	Earnings per share	Net interest margin[2]	Efficiency ratio	Book value per common share
$120.8 million	$1.16	4.71%	42.0%	$26.04

CEO COMMENTARY:
"Western Alliance is off to a solid start to the year continuing its momentum from 2018, with $120.8 million in net income and $1.16 EPS, representing an increase of 19.7% and 20.8%, respectively, over the first quarter 2018,” commented Kenneth Vecchione, Chief Executive Officer. “Deposit growth for the quarter of $1 billion brought deposits to over $20 billion and outpaced loan growth of $406 million to $18 billion at quarter-end, while net interest margin[2] expanded three basis points to 4.71%. Asset quality remains stable with a net charge-off rate[2] of 0.03% and non-performing assets to total assets ratio of 0.26%. Our return on average assets[2] and tangible common equity[1,2] again surpassed industry averages at 2.12% and 20.49% and, with this quarter’s strong balance sheet growth, Western Alliance is well-positioned for another great year.”

LINKED-QUARTER BASIS	YEAR-OVER-YEAR

FINANCIAL HIGHLIGHTS:

▪	Net income and earnings per share of $120.8 million and $1.16 compared to $119.1 million and $1.13, respectively

▪	Net operating revenue[1] of $259.9 million, an increase of 0.7%, or $1.7 million, compared to an increase in operating non-interest expenses[1] of 2.9%, or $3.2 million

▪	Operating pre-provision net revenue[1] of $147.1 million, down $1.4 million from $148.5 million

▪	Effective tax rate of 17.45%, compared to 14.94%

▪	Net income of $120.8 million and earnings per share of $1.16, up 19.7% and 20.8%, respectively

▪	Net operating revenue[1] of $259.9 million, an increase of 14.5%, or $33.0 million, compared to an increase in operating non-interest expenses[1] of 13.5%, or $13.4 million

▪	Operating pre-provision net revenue[1] of $147.1 million, up $19.5 million from $127.6 million

▪	Effective tax rate of 17.45%, compared to 17.10%

FINANCIAL POSITION RESULTS:

▪	Total loans of $18.12 billion, up $406 million

▪	Total deposits of $20.21 billion, up $1.03 billion

▪	Stockholders' equity of $2.72 billion, up $107 million

▪	Increase in total loans of $2.56 billion, or 16.4%

▪	Increase in total deposits of $2.85 billion, or 16.4%

▪	Increase in stockholders' equity of $427 million

LOANS AND ASSET QUALITY:

▪	Nonperforming assets (nonaccrual loans and repossessed assets) to total assets of 0.26%, compared to 0.20%

▪	Annualized net loan charge-offs[2] to average loans outstanding of 0.03% compared to 0.08%

▪	Nonperforming assets to total assets of 0.26%, compared to 0.33%

▪	Annualized net loan charge-offs[2] to average loans outstanding of 0.03%, compared to 0.04%

KEY PERFORMANCE METRICS:

▪	Net interest margin[2] of 4.71% compared to 4.68%

▪	Return on average assets[2] and on tangible common equity[1,2] of 2.12% and 20.49%, compared to 2.13% and 21.10%, respectively

▪	Tangible common equity ratio[1] of 10.3%, compared to 10.2%

▪	Tangible book value per share[1], net of tax, of $23.20, an increase from $22.07

▪	Operating efficiency ratio[1] of 42.4% compared to 41.5%[1]

▪	Net interest margin[2] of 4.71%, compared to 4.66%

▪	Return on average assets[2] and on tangible common equity[1,2] of 2.12% and 20.49%, compared to 2.02% and 20.74%, respectively

▪	Tangible common equity ratio[1] of 10.3%, compared to 9.8%

▪	Tangible book value per share[1], net of tax, of $23.20, an increase of 23.0% from $18.86

▪	Operating efficiency ratio[1] of 42.4%, compared to 42.7%[1]

[1]	See reconciliation of Non-GAAP Financial Measures beginning on page 18.

[2]
Beginning in Q1 2019, annualized performance metrics are calculated on an actual/actual basis, from a previous 30/360 basis. Prior period amounts have been restated to conform to the current presentation.

Income Statement
Net interest income was $247.3 million in the first quarter 2019, an increase of $3.8 million from $243.5 million in the fourth quarter 2018, and an increase of $33.1 million, or 15.5%, compared to the first quarter 2018. As acquired loans are recorded at fair value in an acquisition, purchase discounts on these acquired loans are recorded and accreted into interest income based on expected future cash flows over the life of the loans and may be accelerated upon prepayment of acquired loans. Net interest income in the first quarter 2019 includes $2.8 million of total accretion income from acquired loans, compared to $4.5 million in the fourth quarter 2018, and $5.7 million in the first quarter 2018.
The Company’s net interest margin in the first quarter 2019 was 4.71%, an increase from 4.68% in the fourth quarter 2018, and from 4.66% in the first quarter 2018.
Operating non-interest income was $12.6 million for the first quarter 2019, compared to $14.7 million for the fourth quarter 2018, and $12.7 million for the first quarter 2018.1 The decrease in operating non-interest income from the fourth quarter 2018 primarily relates to a decrease in income from warrants.
Net operating revenue was $259.9 million for the first quarter 2019, an increase of $1.7 million, compared to $258.2 million for the fourth quarter 2018, and an increase of $33.0 million, or 14.5%, compared to $226.9 million for the first quarter 2018.1
Operating non-interest expense was $112.8 million for the first quarter 2019, compared to $109.6 million for the fourth quarter 2018, and $99.4 million for the first quarter 2018.1 The Company’s operating efficiency ratio1 was 42.4% for the first quarter 2019, an increase from 41.5% in the fourth quarter 2018, and a decrease from 42.7% for the first quarter 2018.
Income tax expense was $25.5 million for the first quarter 2019, compared to $20.9 million for the fourth quarter 2018, and $20.8 million for the first quarter 2018.
Net income was $120.8 million for the first quarter 2019, an increase of $1.7 million from $119.1 million for the fourth quarter 2018, and an increase of $19.9 million, or 19.7%, from $100.9 million for the first quarter 2018. Earnings per share was $1.16 for the first quarter 2019, compared to $1.13 for the fourth quarter 2018, and $0.96 for the first quarter 2018.
The Company views its operating pre-provision net revenue ("PPNR") as a key metric for assessing the Company’s earnings power, which it defines as net operating revenue less operating non-interest expense. For the first quarter 2019, the Company’s operating PPNR was $147.1 million, down $1.4 million from $148.5 million in the fourth quarter 2018, and up 15.3% from $127.6 million in the first quarter 2018.1 The non-operating income item1 for the first quarter 2019 consisted of net unrealized gains on assets measured at fair value of $2.8 million. The non-operating expense item1 for the first quarter 2019 consisted of a net loss on sales and valuations of repossessed and other assets of $0.1 million.
The Company had 1,773 full-time equivalent employees and 47 offices at March 31, 2019, compared to 1,787 employees and 47 offices at December 31, 2018, and 1,713 employees and 47 offices at March 31, 2018.

[1]	See reconciliation of Non-GAAP Financial Measures beginning on page 18.

Balance Sheet
Gross loans totaled $18.12 billion at March 31, 2019, an increase of $406 million from $17.71 billion at December 31, 2018, and an increase of $2.56 billion from $15.56 billion at March 31, 2018. The increase from the prior quarter was driven by an increase of $257 million in residential real estate loans, $149 million in construction and land development loans, and $91 million in CRE, non-owner occupied loans. These increases were partially offset by a decrease of $40 million in CRE, owner occupied and a decrease of $39 million in commercial and industrial loans. From March 31, 2018, loans increased across all loan types, with the largest increases in residential real estate loans of $1.04 billion, commercial and industrial loans of $779 million, CRE, non-owner occupied loans of $379 million, and construction and land development loans of $326 million. At March 31, 2019 and December 31, 2018, the allowance for credit losses to gross loans held for investment was 0.86%, compared to 0.93% at March 31, 2018. At March 31, 2019, the allowance for credit losses to total organic loans was 0.90%, compared to 0.92% at December 31, 2018, and 1.02% at March 31, 2018. The Company defines its organic loans as those loans that have not been acquired in a transaction accounted for as a business combination.
Consistent with accounting principles generally accepted in the United States ("GAAP"), the allowance for credit losses is not carried over in an acquisition because acquired loans are recorded at fair value, which discounts the loans based on expected future cash flows. Credit discounts on acquired loans are included as a reduction to gross loans. These discounts totaled $13.1 million at March 31, 2019, compared to $14.6 million at December 31, 2018, and $23.1 million at March 31, 2018.
Deposits totaled $20.21 billion at March 31, 2019, an increase of $1.03 billion from $19.18 billion at December 31, 2018, and an increase of $2.85 billion from $17.35 billion at March 31, 2018. The increase from the prior quarter was driven by an increase of $468 million from savings and money market accounts, $396 million from time certificates, and $223 million in non-interest bearing demand deposits. From March 31, 2018, deposits increased across all deposit types, with the largest increases in savings and money market accounts of $1.48 billion, interest-bearing demand deposits of $724 million, certificates of deposit of $470 million, and non-interest bearing demand deposits of $177 million. Non-interest bearing deposits were $7.68 billion at March 31, 2019, compared to $7.46 billion at December 31, 2018, and $7.50 billion at March 31, 2018. Non-interest bearing deposits comprised 38.0% of total deposits at March 31, 2019, compared to 38.9% at December 31, 2018, and 43.2% at March 31, 2018. The proportion of savings and money market balances to total deposits was 38.6%, compared to 38.2% at December 31, 2018, and 36.4% at March 31, 2018. Interest-bearing demand deposits as a percentage of total deposits were 12.4% at March 31, 2019, compared to 13.3% at December 31, 2018, and 10.2% at March 31, 2018. Certificates of deposit as a percentage of total deposits were 11.0% at March 31, 2019, compared to 9.6% at December 31, 2018, and 10.1% at March 31, 2018. The Company’s ratio of loans to deposits was 89.6% at March 31, 2019, compared to 92.4% at December 31, 2018, and 89.7% at March 31, 2018.
Borrowings were zero at March 31, 2019, compared to $491 million at December 31, 2018, and $300 million at March 31, 2018. The decrease in borrowings from December 31, 2018 to March 31, 2019 is due to a reduction in overnight borrowings.
Qualifying debt totaled $374 million at March 31, 2019, compared to $361 million at December 31, 2018, and $364 million at March 31, 2018.
Stockholders’ equity at March 31, 2019 was $2.72 billion, compared to $2.61 billion at December 31, 2018, and $2.29 billion at March 31, 2018. The increase in stockholders' equity from December 31, 2018 and March 31, 2018 is primarily a function of net income, partially offset by share repurchases. Under the Company's common stock repurchase program, the Company is authorized to repurchase up to $250 million of its shares of common stock. During the first quarter 2019, the Company repurchased 940,915 shares of its common stock, representing approximately 1% of the Company's outstanding shares. Shares were repurchased at a weighted average price of $40.30, for a total payment of $37.9 million.
At March 31, 2019, tangible common equity, net of tax, was 10.3% of tangible assets1 and total capital was 13.2% of risk-weighted assets. The Company’s tangible book value per share1 was $23.20 at March 31, 2019, up 23.0% from March 31, 2018.
Total assets increased 3.0% to $23.79 billion at March 31, 2019, from $23.11 billion at December 31, 2018, and increased 14.6% from $20.76 billion at March 31, 2018. The increase in total assets from the prior year relates primarily to organic loan growth.
Asset Quality
The provision for credit losses was $3.5 million for the first quarter 2019, compared to $6.0 million for both the first and fourth quarter 2018. Net loan charge-offs2 in the first quarter 2019 were $1.2 million, or 0.03% of average loans (annualized), compared to $3.3 million, or 0.08%, in the fourth quarter 2018, and $1.4 million, or 0.04%, in the first quarter 2018.
Nonaccrual loans increased $16.1 million to $43.9 million during the quarter and increased $6.6 million from March 31, 2018. Loans past due 90 days and still accruing were zero at March 31, 2019, compared to $0.6 million at December 31, 2018, and less than $0.1 million at March 31, 2018. Loans past due 30-89 days and still accruing interest totaled $20.5 million at March 31, 2019, an increase from $16.6 million at December 31, 2018, and an increase from $6.5 million at March 31, 2018.
Repossessed assets totaled $17.7 million at March 31, 2019, a decrease of $0.2 million from $17.9 million at December 31, 2018, and a decrease of $12.5 million from $30.2 million at March 31, 2018. Adversely graded loans and non-performing assets totaled $357.6 million at March 31, 2019, an increase of $41.9 million from $315.6 million at December 31, 2018, and a decrease of $21.2 million from $378.7 million at March 31, 2018.
The ratio of classified assets to Tier 1 capital plus the allowance for credit losses, a common regulatory measure of asset quality, was 8.9% at March 31, 2019, compared to 9.4% at December 31, 2018, and 9.4% at March 31, 2018.1

[1]	See reconciliation of Non-GAAP Financial Measures beginning on page 18.

[2]
Beginning in Q1 2019, annualized performance metrics are calculated on an actual/actual basis, from a previous 30/360 basis. Prior period amounts have been restated to conform to the current presentation.

Segment Highlights
The Company's reportable segments are aggregated primarily based on geographic location, services offered, and markets served. The Company's regional segments, which include Arizona, Nevada, Southern California, and Northern California, provide full service banking and related services to their respective markets. The operations from the regional segments correspond to the following banking divisions: Alliance Bank of Arizona, Bank of Nevada and First Independent Bank, Torrey Pines Bank, and Bridge Bank.
The Company's National Business Lines ("NBL") segment provides specialized banking services to niche markets. The Company's NBL reportable segments include Homeowner Associations ("HOA") Services, Hotel Franchise Finance ("HFF"), Public & Nonprofit Finance, Technology & Innovation, and Other NBLs. These NBLs are managed centrally and are broader in geographic scope than our other segments, though still predominately located within our core market areas.
The Corporate & Other segment consists of the Company's investment portfolio, Corporate borrowings and other related items, income and expense items not allocated to our other reportable segments, and inter-segment eliminations.
Key management metrics for evaluating the performance of the Company's Arizona, Nevada, Southern California, Northern California, and NBL segments include loan and deposit growth, asset quality, and pre-tax income.
The regional segments reported gross loan balances of $9.17 billion at March 31, 2019, an increase of $58 million during the quarter, and an increase of $593 million during the last twelve months. The growth in loans during the quarter was driven by increases in the Southern California and Nevada segments, with loan growth of $89 million and $66 million, respectively. These increases were partially offset by a decrease of $103 million in the Northern California segment. All regional segments contributed to the growth in loans during the last twelve months. The largest increases were in the Nevada, Southern California, and Arizona segments, with loan growth of $250 million, $236 million, and $181 million, respectively. Total deposits for the regional segments were $14.13 billion, an increase of $856 million during the quarter, and an increase of $1.22 billion during the last twelve months. The increase in deposits during the quarter was driven by the Southern California, Arizona, and Northern California segments, with deposit growth of $446 million, $230 million, and $170 million, respectively. During the last twelve months, the Southern California, Nevada, Arizona, and Northern California segments had increases in deposits of $370 million, $359 million, $299 million, and $194 million, respectively
Pre-tax income for the regional segments was $88.3 million for the three months ended March 31, 2019, an increase of $1.6 million from the three months ended December 31, 2018, and an increase of $2.5 million from the three months ended March 31, 2018. The Arizona and Southern California segments had increases in pre-tax income of $1.6 million and $0.4 million, respectively, partially offset by decrease of $0.5 million in the Northern California segment, compared to the three months ended December 31, 2018. The Southern California, Northern California, and Arizona segments had the largest increases in pre-tax income from the three months ended March 31, 2018 of $1.7 million, $1.7 million, and $1.3 million, respectively, partially offset by a decrease of $2.3 million in the Nevada segment.
The NBL segments reported gross loan balances of $8.94 billion at March 31, 2019, an increase of $349 million during the quarter, and an increase of $1.96 billion during the last twelve months. The increase in loans from the prior quarter was driven by the Other NBLs and HFF segments, which had loan growth of $394 million and $85 million, respectively, partially offset by a decrease of $144 million in the Technology & Innovation segment. During the last twelve months, the largest drivers of loan growth were the Other NBLs and HFF segments, with increases of $1.82 billion, $186 million, respectively, partially offset by a decrease of $112 million in the Technology & Innovation segment. Total deposits for the NBL segments were $5.37 billion, an increase of $207 million during the quarter, and an increase of $1.16 billion during the last twelve months. The increase in deposits from the prior quarter is primarily attributable to the HOA Services segment, which increased deposits by $356 million, partially offset by a decrease of $154 million in the Technology & Innovation segment. The increase of $1.16 billion during the last twelve months is a result of growth in both the Technology & Innovation and HOA Services segments of $671 million and $488 million, respectively.
Pre-tax income for the NBL segments was $59.4 million for the three months ended March 31, 2019, an increase of $3.8 million from the three months ended December 31, 2018, and an increase of $12.8 million from the three months ended March 31, 2018. The increase in pre-tax income from the prior quarter relates to the Other NBLs and HOA Services segments, which increased by $4.0 million and $2.7 million, respectively. These increases were partially offset by decreases in pre-tax income from the Technology & Innovation, Public & Nonprofit Finance, and HFF segments, which had decreases of $1.4 million, $1.0 million, and $0.5 million, respectively. The drivers of the increase in pre-tax income from the same period in the prior year were the Technology & Innovation, HOA Services, and Other NBLs segments, which had increases of $7.4 million, $4.6 million, and $1.9 million, respectively. These increases were partially offset by decreases in pre-tax income for the HFF and Public & Nonprofit Finance segments, which decreased by $1.0 million and $0.2 million, respectively.

Conference Call and Webcast
Western Alliance Bancorporation will host a conference call and live webcast to discuss its first quarter 2019 financial results at 12:00 p.m. ET on Tuesday, April 23, 2019. Participants may access the call by dialing 1-888-317-6003 and using passcode 1255245 or via live audio webcast using the website link https://services.choruscall.com/links/wal190423.html. The webcast is also available via the Company’s website at www.westernalliancebancorporation.com. Participants should log in at least 15 minutes early to receive instructions. The call will be recorded and made available for replay after 2:00 p.m. ET April 23rd through 9:00 a.m. ET May 23rd by dialing 1-877-344-7529 passcode: 10130331.
Reclassifications
Certain amounts in the Consolidated Income Statements for the prior periods have been reclassified to conform to the current presentation. The reclassifications have no effect on net income or stockholders’ equity as previously reported.
Use of Non-GAAP Financial Information
This press release contains both financial measures based on GAAP and non-GAAP based financial measures, which are used where management believes them to be helpful in understanding the Company’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.
Adoption of Accounting Standards
During the first quarter 2019, the Company adopted the Accounting Standards Updates ("ASU") related to leases, which include ASU 2016-02, Leases, ASU 2018-10, Codification Improvements to Topic 842, Leases and ASU 2018-11, Leases (Topic 842) Targeted Improvements.
The amendments in ASU 2016-02 require lessees to recognize the lease assets and lease liabilities arising from operating leases in the statement of financial position, resulting in a gross up of assets and liabilities on the balance sheet. The accounting applied by a lessor is largely unchanged from that applied under previous GAAP. The Company elected to apply the package of practical expedients, which permitted the Company to forgo reassessment of 1) expired or existing contracts that may contain leases; 2) lease classification of expired or existing leases; and 3) initial direct costs for any existing leases. Upon adoption of this standard on January 1, 2019, the Company recorded a right-of-use asset and corresponding lease liability of $42.5 million and $46.1 million, respectively. No cumulative effect adjustment to retained earnings was recorded as of January 1, 2019. The new standard does not have a material impact on the Company's results of operations or cash flow.
Cautionary Note Regarding Forward-Looking Statements
This release contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Examples of forward-looking statements include, among others, statements we make regarding our expectations with regard to our business, financial and operating results, and future economic performance, including our recent domestic select-service hotel franchise finance loan portfolio acquisition. The forward-looking statements contained herein reflect our current views about future events and financial performance and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement. Some factors that could cause actual results to differ materially from historical or expected results include, among others: the risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 as filed with the Securities and Exchange Commission; changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; inflation, interest rate, market and monetary fluctuations; increases in competitive pressures among financial institutions and businesses offering similar products and services; higher defaults on our loan portfolio than we expect; changes in management’s estimate of the adequacy of the allowance for credit losses; legislative or regulatory changes or changes in accounting principles, policies or guidelines; supervisory actions by regulatory agencies which may limit our ability to pursue certain growth opportunities, including expansion through acquisitions; additional regulatory requirements resulting from our continued growth; management’s estimates and projections of interest rates and interest rate policy; the execution of our business plan; and other factors affecting the financial services industry generally or the banking industry in particular.
Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements, whether written or oral, that may be made from time to time, set forth in this press release to reflect new information, future events or otherwise.
About Western Alliance Bancorporation
With more than $20 billion in assets, Western Alliance Bancorporation (NYSE:WAL) is one of the country’s top-performing banking companies and has ranked in the top 10 on the Forbes “Best Banks in America” list for four consecutive years, 2016-2019. Its primary subsidiary, Western Alliance Bank, Member FDIC, helps business clients realize their growth ambitions with local teams of experienced bankers who deliver superior service and a full spectrum of customized loan, deposit and treasury management capabilities. Business clients also benefit from a powerful array of specialized financial services that provide strong expertise and tailored solutions for a wide variety of industries and sectors. A national presence with a regional footprint, Western Alliance Bank operates individually branded, full-service banking divisions and has offices in key markets nationwide. For more information, visit westernalliancebank.com.

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data
Unaudited

Selected Balance Sheet Data:
	As of March 31,
	2019	2018	Change %
	(in millions)
Total assets	$23,792.8	$20,760.7	14.6%
Gross loans, net of deferred fees	18,116.7	15,560.4	16.4
Securities and money market investments	3,739.4	3,734.3	0.1
Total deposits	20,208.7	17,354.5	16.4
Qualifying debt	374.0	363.9	2.8
Stockholders' equity	2,720.6	2,293.7	18.6
Tangible common equity, net of tax (1)	2,424.0	1,996.2	21.4

Selected Income Statement Data:
	For the Three Months Ended March 31,
	2019	2018	Change %
	(in thousands, except per share data)
Interest income	$291,168	$234,697	24.1%
Interest expense	43,832	20,477	114.1
Net interest income	247,336	214,220	15.5
Provision for credit losses	3,500	6,000	(41.7)
Net interest income after provision for credit losses	243,836	208,220	17.1
Non-interest income	15,410	11,643	32.4
Non-interest expense	112,914	98,149	15.0
Income before income taxes	146,332	121,714	20.2
Income tax expense	25,536	20,814	22.7
Net income	$120,796	$100,900	19.7
Diluted earnings per share	$1.16	$0.96	20.8

(1)    See Reconciliation of Non-GAAP Financial Measures.

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data
Unaudited

Common Share Data:
	At or For the Three Months Ended March 31,
	2019	2018	Change %
Diluted earnings per share	$1.16	$0.96	20.8%
Book value per common share	26.04	21.67	20.2
Tangible book value per share, net of tax (1)	23.20	18.86	23.0
Average shares outstanding (in thousands):
Basic	104,033	104,530	(0.5)
Diluted	104,475	105,324	(0.8)
Common shares outstanding	104,483	105,861	(1.3)

Selected Performance Ratios:
Return on average assets (2)	2.12%	2.02%	5.0%
Return on average tangible common equity (1, 2)	20.49	20.74	(1.2)
Net interest margin (2)	4.71	4.66	1.1
Operating efficiency ratio - tax equivalent basis (1)	42.4	42.7	(0.7)
Loan to deposit ratio	89.65	89.66	0.0

Asset Quality Ratios:
Net charge-offs to average loans outstanding (2)	0.03%	0.04%	(25.0)%
Nonaccrual loans to gross loans	0.24	0.24	—
Nonaccrual loans and repossessed assets to total assets	0.26	0.33	(21.2)
Allowance for credit losses to gross loans	0.86	0.93	(7.5)
Allowance for credit losses to nonaccrual loans	353.15	387.86	(8.9)

Capital Ratios (1):
	Mar 31, 2019	Dec 31, 2018	Mar 31, 2018
Tangible common equity (1)	10.3%	10.2%	9.8%
Common Equity Tier 1 (1), (3)	10.7	10.7	10.5
Tier 1 Leverage ratio (1), (3)	11.0	10.9	10.5
Tier 1 Capital (1), (3)	11.1	11.1	10.9
Total Capital (1), (3)	13.2	13.2	13.2

(1)    See Reconciliation of Non-GAAP Financial Measures.
(2)    Annualized on an actual/actual basis for periods less than 12 months.
(3)    Capital ratios for March 31, 2019 are preliminary until the Call Report is filed.

Western Alliance Bancorporation and Subsidiaries
Condensed Consolidated Income Statements
Unaudited
	Three Months Ended March 31,
	2019	2018
	(dollars in thousands, except per share data)
Interest income:
Loans	$258,818	$205,959
Investment securities	29,134	26,621
Other	3,216	2,117
Total interest income	291,168	234,697
Interest expense:
Deposits	35,788	14,173
Qualifying debt	6,105	4,969
Borrowings	1,939	1,335
Total interest expense	43,832	20,477
Net interest income	247,336	214,220
Provision for credit losses	3,500	6,000
Net interest income after provision for credit losses	243,836	208,220
Non-interest income:
Service charges and fees	5,412	5,745
Income from equity investments	2,009	1,460
Card income	1,841	1,972
Foreign currency income	1,095	1,202
Income from bank owned life insurance	981	928
Lending related income and gains (losses) on sale of loans, net	251	978
Unrealized gains (losses) on assets measured at fair value, net	2,834	(1,074)
Other	987	432
Total non-interest income	15,410	11,643
Non-interest expenses:
Salaries and employee benefits	68,556	62,133
Occupancy	8,227	6,864
Legal, professional, and directors' fees	7,532	6,003
Data processing	6,332	5,207
Deposit costs	5,724	2,926
Insurance	2,809	3,869
Business development	2,085	1,728
Loan and repossessed asset expenses	2,006	583
Marketing	741	596
Card expense	634	942
Intangible amortization	387	398
Net loss (gain) on sales and valuations of repossessed and other assets	97	(1,228)
Other	7,784	8,128
Total non-interest expense	112,914	98,149
Income before income taxes	146,332	121,714
Income tax expense	25,536	20,814
Net income	$120,796	$100,900

Earnings per share:
Diluted shares	104,475	105,324
Diluted earnings per share	$1.16	$0.96

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Income Statements
Unaudited
	Three Months Ended
	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018
	(in thousands, except per share data)
Interest income:
Loans	$258,818	$247,874	$234,709	$222,035	$205,959
Investment securities	29,134	30,367	27,239	27,445	26,621
Other	3,216	3,727	3,268	2,122	2,117
Total interest income	291,168	281,968	265,216	251,602	234,697
Interest expense:
Deposits	35,788	31,176	25,266	19,849	14,173
Qualifying debt	6,105	5,829	5,794	5,695	4,969
Borrowings	1,939	1,450	118	1,950	1,335
Total interest expense	43,832	38,455	31,178	27,494	20,477
Net interest income	247,336	243,513	234,038	224,108	214,220
Provision for credit losses	3,500	6,000	6,000	5,000	6,000
Net interest income after provision for credit losses	243,836	237,513	228,038	219,108	208,220
Non-interest income:
Service charges and fees	5,412	5,611	5,267	5,672	5,745
Income from equity investments	2,009	3,178	1,440	2,517	1,460
Card income	1,841	1,866	2,138	2,033	1,972
Foreign currency income	1,095	1,285	1,092	1,181	1,202
Income from bank owned life insurance	981	983	868	1,167	928
Lending related income and gains (losses) on sale of loans, net	251	893	1,422	1,047	978
(Loss) gain on sales of investment securities, net	—	(424)	(7,232)	—	—
Unrealized gains (losses) on assets measured at fair value, net	2,834	(640)	(1,212)	(685)	(1,074)
Other	987	859	635	512	432
Total non-interest income	15,410	13,611	4,418	13,444	11,643
Non-interest expenses:
Salaries and employee benefits	68,556	64,558	64,762	61,785	62,133
Occupancy	8,227	7,733	7,406	7,401	6,864
Legal, professional, and directors' fees	7,532	6,866	7,907	7,946	6,003
Data processing	6,332	6,028	5,895	5,586	5,207
Deposit costs	5,724	7,012	4,848	4,114	2,926
Insurance	2,809	2,539	3,712	3,885	3,869
Business development	2,085	1,437	1,381	1,414	1,728
Loan and repossessed asset expenses	2,006	1,748	1,230	1,017	583
Marketing	741	1,341	687	1,146	596
Card expense	634	996	1,282	1,081	942
Intangible amortization	387	399	398	399	398
Net loss (gain) on sales and valuations of repossessed and other assets	97	1,483	(67)	(179)	(1,228)
Other	7,784	8,989	14,400	6,953	8,128
Total non-interest expense	112,914	111,129	113,841	102,548	98,149
Income before income taxes	146,332	139,995	118,615	130,004	121,714
Income tax expense	25,536	20,909	7,492	25,325	20,814
Net income	$120,796	$119,086	$111,123	$104,679	$100,900

Earnings per share:
Diluted shares	104,475	105,286	105,448	105,420	105,324
Diluted earnings per share	$1.16	$1.13	$1.05	$0.99	$0.96

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Balance Sheets
Unaudited
	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018
	(in millions)
Assets:
Cash and due from banks	$785.6	$498.6	$700.5	$506.8	$439.4
Securities and money market investments	3,739.4	3,761.1	3,633.7	3,688.7	3,734.3
Loans held for investment:
Commercial and industrial	7,723.7	7,762.6	7,487.7	7,278.4	6,944.4
Commercial real estate - non-owner occupied	4,304.3	4,213.4	3,953.0	4,010.6	3,925.3
Commercial real estate - owner occupied	2,285.3	2,325.4	2,288.2	2,270.5	2,264.6
Construction and land development	2,283.5	2,134.7	2,107.6	1,978.3	1,957.5
Residential real estate	1,461.5	1,204.4	827.1	545.3	418.1
Consumer	58.4	70.1	69.2	55.2	50.5
Gross loans, net of deferred fees	18,116.7	17,710.6	16,732.8	16,138.3	15,560.4
Allowance for credit losses	(155.0)	(152.7)	(150.0)	(147.1)	(144.7)
Loans, net	17,961.7	17,557.9	16,582.8	15,991.2	15,415.7
Premises and equipment, net	119.8	119.5	119.2	115.4	116.7
Operating lease right-of-use asset (1)	72.8	—	—	—	—
Other assets acquired through foreclosure, net	17.7	17.9	20.0	27.5	30.2
Bank owned life insurance	171.1	170.1	169.2	168.7	168.6
Goodwill and other intangibles, net	298.8	299.2	299.5	300.0	300.4
Other assets	625.9	685.2	651.2	569.2	555.4
Total assets	$23,792.8	$23,109.5	$22,176.1	$21,367.5	$20,760.7
Liabilities and Stockholders' Equity:
Liabilities:
Deposits
Non-interest bearing demand deposits	$7,679.3	$7,456.1	$8,014.7	$7,947.9	$7,502.0
Interest bearing:
Demand	2,499.8	2,555.6	1,978.4	1,864.6	1,776.3
Savings and money market	7,798.3	7,330.7	7,059.1	6,468.8	6,314.9
Time certificates	2,231.3	1,835.0	1,856.4	1,806.2	1,761.3
Total deposits	20,208.7	19,177.4	18,908.6	18,087.5	17,354.5
Customer repurchase agreements	15.1	22.4	20.9	18.0	21.7
Total customer funds	20,223.8	19,199.8	18,929.5	18,105.5	17,376.2
Borrowings	—	491.0	—	75.0	300.0
Qualifying debt	374.0	360.5	359.1	361.1	363.9
Operating lease liability (1)	77.8	—	—	—	—
Accrued interest payable and other liabilities	396.6	444.5	399.1	434.2	426.9
Total liabilities	21,072.2	20,495.8	19,687.7	18,975.8	18,467.0
Stockholders' Equity:
Common stock and additional paid-in capital	1,329.6	1,364.6	1,392.6	1,387.9	1,385.0
Retained earnings	1,399.2	1,282.7	1,166.2	1,055.1	950.4
Accumulated other comprehensive (loss) income	(8.2)	(33.6)	(70.4)	(51.3)	(41.7)
Total stockholders' equity	2,720.6	2,613.7	2,488.4	2,391.7	2,293.7
Total liabilities and stockholders' equity	$23,792.8	$23,109.5	$22,176.1	$21,367.5	$20,760.7

(1)     Refer to Adoption of Accounting Standards on page 6 for further discussion.

Western Alliance Bancorporation and Subsidiaries
Changes in the Allowance For Credit Losses
Unaudited
	Three Months Ended
	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018
	(in thousands)
Balance, beginning of period	$152,717	$150,011	$147,083	$144,659	$140,050
Provision for credit losses	3,500	6,000	6,000	5,000	6,000
Recoveries of loans previously charged-off:
Commercial and industrial	477	690	362	916	459
Commercial real estate - non-owner occupied	—	—	804	15	105
Commercial real estate - owner occupied	453	9	52	231	21
Construction and land development	55	13	24	8	1,388
Residential real estate	93	116	440	141	250
Consumer	5	8	11	14	10
Total recoveries	1,083	836	1,693	1,325	2,233
Loans charged-off:
Commercial and industrial	2,124	4,130	4,610	2,777	3,517
Commercial real estate - non-owner occupied	—	—	—	233	—
Commercial real estate - owner occupied	—	—	—	—	—
Construction and land development	—	—	—	1	—
Residential real estate	188	—	46	885	107
Consumer	1	—	109	5	—
Total loans charged-off	2,313	4,130	4,765	3,901	3,624
Net loan charge-offs	1,230	3,294	3,072	2,576	1,391
Balance, end of period	$154,987	$152,717	$150,011	$147,083	$144,659

Net charge-offs to average loans - annualized	0.03%	0.08%	0.08%	0.07%	0.04%

Allowance for credit losses to gross loans	0.86%	0.86%	0.90%	0.91%	0.93%
Allowance for credit losses to gross organic loans	0.90	0.92	0.97	0.99	1.02
Allowance for credit losses to nonaccrual loans	353.15	550.41	406.89	432.38	387.86

Nonaccrual loans	$43,887	$27,746	$36,868	$34,017	$37,297
Nonaccrual loans to gross loans	0.24%	0.16%	0.22%	0.21%	0.24%
Repossessed assets	$17,707	$17,924	$20,028	$27,541	$30,194
Nonaccrual loans and repossessed assets to total assets	0.26%	0.20%	0.26%	0.29%	0.33%

Loans past due 90 days, still accruing	$—	$594	$—	$—	$37
Loans past due 90 days and still accruing to gross loans	—%	0.00%	—%	—%	0.00%
Loans past due 30 to 89 days, still accruing	$20,480	$16,557	$9,360	$1,545	$6,479
Loans past due 30 to 89 days, still accruing to gross loans	0.11%	0.09%	0.06%	0.01%	0.04%

Special mention loans	$134,348	$88,856	$124,689	$150,278	$184,702
Special mention loans to gross loans	0.74%	0.50%	0.75%	0.93%	1.19%

Classified loans on accrual	$161,620	$181,105	$176,727	$156,659	$126,538
Classified loans on accrual to gross loans	0.89%	1.02%	1.06%	0.97%	0.81%
Classified assets	$238,241	$242,101	$252,770	$240,063	$213,482
Classified assets to total assets	1.00%	1.05%	1.14%	1.12%	1.03%

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Three Months Ended
	March 31, 2019			December 31, 2018
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
	($ in millions)	($ in thousands)		($ in millions)	($ in thousands)
Interest earning assets
Loans:
Commercial and industrial	$7,538.7	$109,089	6.03%	$7,490.4	$107,321	5.84%
CRE - non-owner occupied	4,211.1	62,441	6.03	3,921.3	59,711	6.05
CRE - owner occupied	2,327.5	30,084	5.35	2,308.3	30,695	5.38
Construction and land development	2,178.3	39,704	7.41	2,133.5	38,082	7.09
Residential real estate	1,391.1	16,567	4.83	943.3	11,187	4.71
Consumer	62.4	933	6.07	58.5	878	5.95
Total loans (1), (2), (3)	17,709.1	258,818	6.02	16,855.3	247,874	5.92
Securities:
Securities - taxable	2,762.6	20,336	2.99	2,798.1	20,930	2.97
Securities - tax-exempt	895.6	8,798	4.98	957.4	9,437	4.89
Total securities (1)	3,658.2	29,134	3.47	3,755.5	30,367	3.46
Cash and other	450.8	3,216	2.89	562.3	3,727	2.63
Total interest earning assets	21,818.1	291,168	5.53	21,173.1	281,968	5.40
Non-interest earning assets
Cash and due from banks	162.2			149.6
Allowance for credit losses	(154.2)			(150.2)
Bank owned life insurance	170.5			169.5
Other assets	1,112.9			1,052.0
Total assets	$23,109.5			$22,394.0
Interest-bearing liabilities
Interest-bearing deposits:
Interest-bearing transaction accounts	$2,495.9	$5,583	0.91%	$2,141.1	$4,588	0.85%
Savings and money market	7,446.6	22,007	1.20	7,061.7	18,832	1.06
Time certificates of deposit	1,817.8	8,198	1.83	1,832.2	7,756	1.68
Total interest-bearing deposits	11,760.3	35,788	1.23	11,035.0	31,176	1.12
Short-term borrowings	315.8	1,939	2.49	253.0	1,450	2.27
Qualifying debt	363.0	6,105	6.82	359.0	5,829	6.44
Total interest-bearing liabilities	12,439.1	43,832	1.43	11,647.0	38,455	1.31
Interest cost of funding earning assets			0.82			0.72
Non-interest-bearing liabilities
Non-interest-bearing demand deposits	7,555.6			7,812.8
Other liabilities	425.0			376.9
Stockholders’ equity	2,689.8			2,557.3
Total liabilities and stockholders' equity	$23,109.5			$22,394.0
Net interest income and margin (4)		$247,336	4.71%		$243,513	4.68%

(1)	Yields on loans and securities have been adjusted to a tax equivalent basis. The tax equivalent adjustment was $6.1 million for each of the three months ended March 31, 2019 and December 31, 2018.

(2)
Included in the yield computation are net loan fees of $12.3 million and accretion on acquired loans of $2.8 million for the three months ended March 31, 2019, compared to $11.3 million and $4.5 million for the three months ended December 31, 2018.

(3)	Includes non-accrual loans.

(4)	Net interest margin is computed by dividing net interest income by total average earning assets, annualized on an actual/actual basis.

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Three Months Ended
	March 31, 2019			March 31, 2018
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
	($ in millions)	($ in thousands)		($ in millions)	($ in thousands)
Interest earning assets
Loans:
Commercial and industrial	$7,538.7	$109,089	6.03%	$6,580.9	$85,547	5.46%
CRE - non-owner occupied	4,211.1	62,441	6.03	3,920.8	56,285	5.84
CRE - owner occupied	2,327.5	30,084	5.35	2,241.8	28,551	5.28
Construction and land development	2,178.3	39,704	7.41	1,789.4	29,619	6.72
Residential real estate	1,391.1	16,567	4.83	425.3	5,280	5.03
Consumer	62.4	933	6.07	47.9	677	5.73
Total loans (1), (2), (3)	17,709.1	258,818	6.02	15,006.1	205,959	5.67
Securities:
Securities - taxable	2,762.6	20,336	2.99	2,875.3	19,149	2.70
Securities - tax-exempt	895.6	8,798	4.98	836.9	7,472	4.53
Total securities (1)	3,658.2	29,134	3.47	3,712.2	26,621	3.11
Cash and other	450.8	3,216	2.89	425.7	2,117	2.02
Total interest earning assets	21,818.1	291,168	5.53	19,144.0	234,697	5.09
Non-interest earning assets
Cash and due from banks	162.2			142.3
Allowance for credit losses	(154.2)			(141.0)
Bank owned life insurance	170.5			168.1
Other assets	1,112.9			990.8
Total assets	$23,109.5			$20,304.2
Interest-bearing liabilities
Interest-bearing deposits:
Interest-bearing transaction accounts	$2,495.9	$5,583	0.91%	$1,654.7	$1,380	0.34%
Savings and money market	7,446.6	22,007	1.20	6,226.7	8,915	0.58
Time certificates of deposit	1,817.8	8,198	1.83	1,579.9	3,878	1.00
Total interest-bearing deposits	11,760.3	35,788	1.23	9,461.3	14,173	0.61
Short-term borrowings	315.8	1,939	2.49	351.6	1,335	1.54
Qualifying debt	363.0	6,105	6.82	368.8	4,969	5.46
Total interest-bearing liabilities	12,439.1	43,832	1.43	10,181.7	20,477	0.82
Interest cost of funding earning assets			0.82			0.43
Non-interest-bearing liabilities
Non-interest-bearing demand deposits	7,555.6			7,510.6
Other liabilities	425.0			338.5
Stockholders’ equity	2,689.8			2,273.4
Total liabilities and stockholders' equity	$23,109.5			$20,304.2
Net interest income and margin (4)		$247,336	4.71%		$214,220	4.66%

(1)
Yields on loans and securities have been adjusted to a tax equivalent basis. The tax equivalent adjustment was $6.1 million and $5.7 million for the three months ended March 31, 2019 and 2018, respectively.

(2)
Included in the yield computation are net loan fees of $12.3 million and accretion on acquired loans of $2.8 million for the three months ended March 31, 2019, compared to $10.0 million and $5.7 million for the three months ended March 31, 2018.

(3)	Includes non-accrual loans.

(4)	Net interest margin is computed by dividing net interest income by total average earning assets, annualized on an actual/actual basis.

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited

Balance Sheet:		Regional Segments
	Consolidated Company	Arizona	Nevada	Southern California	Northern California
At March 31, 2019:	(dollars in millions)
Assets:
Cash, cash equivalents, and investment securities	$4,525.0	$2.3	$9.1	$2.0	$1.9
Loans, net of deferred loan fees and costs	18,116.7	3,653.9	2,069.4	2,249.8	1,197.2
Less: allowance for credit losses	(155.0)	(31.9)	(18.3)	(20.1)	(9.4)
Total loans	17,961.7	3,622.0	2,051.1	2,229.7	1,187.8
Other assets acquired through foreclosure, net	17.7	0.7	13.9	—	—
Goodwill and other intangible assets, net	298.8	—	23.2	—	155.3
Other assets	989.6	47.6	58.4	15.2	24.3
Total assets	$23,792.8	$3,672.6	$2,155.7	$2,246.9	$1,369.3
Liabilities:
Deposits	$20,208.7	$5,319.9	$4,006.8	$2,793.8	$2,008.7
Borrowings and qualifying debt	374.0	—	—	—	—
Other liabilities	489.5	11.6	12.0	0.5	13.4
Total liabilities	21,072.2	5,331.5	4,018.8	2,794.3	2,022.1
Allocated equity:	2,720.6	447.7	283.1	260.5	298.9
Total liabilities and stockholders' equity	$23,792.8	$5,779.2	$4,301.9	$3,054.8	$2,321.0
Excess funds provided (used)	—	2,106.6	2,146.2	807.9	951.7

No. of offices	47	10	16	9	3
No. of full-time equivalent employees	1,773	113	90	119	121

Income Statement:

Three Months Ended March 31, 2019:	(in thousands)
Net interest income	$247,336	$55,226	$39,097	$30,477	$23,033
Provision for (recovery of) credit losses	3,500	161	533	733	(719)
Net interest income after provision for credit losses	243,836	55,065	38,564	29,744	23,752
Non-interest income	15,410	1,521	2,573	1,001	2,220
Non-interest expense	(112,914)	(22,248)	(15,781)	(14,583)	(13,490)
Income (loss) before income taxes	146,332	34,338	25,356	16,162	12,482
Income tax expense (benefit)	25,536	8,585	5,325	4,525	3,495
Net income	$120,796	$25,753	$20,031	$11,637	$8,987

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited

Balance Sheet:	National Business Lines
	HOA Services	Public & Nonprofit Finance	Technology & Innovation	Hotel Franchise Finance	Other NBLs	Corporate & Other
At March 31, 2019:	(dollars in millions)
Assets:
Cash, cash equivalents, and investment securities	$—	$—	$—	$—	$—	$4,509.7
Loans, net of deferred loan fees and costs	209.4	1,561.6	1,057.3	1,565.0	4,549.0	4.1
Less: allowance for credit losses	(1.9)	(14.8)	(8.4)	(9.5)	(40.7)	—
Total loans	207.5	1,546.8	1,048.9	1,555.5	4,508.3	4.1
Other assets acquired through foreclosure, net	—	—	—	—	—	3.1
Goodwill and other intangible assets, net	—	—	120.2	0.1	—	—
Other assets	0.9	12.5	6.4	7.7	58.8	757.8
Total assets	$208.4	$1,559.3	$1,175.5	$1,563.3	$4,567.1	$5,274.7
Liabilities:
Deposits	$2,963.0	$—	$2,404.7	$—	$5.3	$706.5
Borrowings and qualifying debt	—	—	—	—	—	374.0
Other liabilities	2.0	34.0	—	(0.3)	60.9	355.4
Total liabilities	2,965.0	34.0	2,404.7	(0.3)	66.2	1,435.9
Allocated equity:	77.7	126.0	253.3	130.3	374.3	468.8
Total liabilities and stockholders' equity	$3,042.7	$160.0	$2,658.0	$130.0	$440.5	$1,904.7
Excess funds provided (used)	2,834.3	(1,399.3)	1,482.5	(1,433.3)	(4,126.6)	(3,370.0)

No. of offices	1	1	9	1	4	(7)
No. of full-time equivalent employees	69	10	67	16	58	1,110

Income Statement:

Three Months Ended March 31, 2019:	(in thousands)
Net interest income	$20,641	$3,422	$29,403	$12,944	$25,691	$7,402
Provision for (recovery of) credit losses	(27)	(40)	(918)	799	2,978	—
Net interest income after provision for credit losses	20,668	3,462	30,321	12,145	22,713	7,402
Non-interest income	96	—	3,362	—	657	3,980
Non-interest expense	(8,460)	(1,906)	(11,889)	(2,399)	(9,336)	(12,822)
Income (loss) before income taxes	12,304	1,556	21,794	9,746	14,034	(1,440)
Income tax expense (benefit)	2,830	356	5,013	2,242	3,228	(10,063)
Net income	$9,474	$1,200	$16,781	$7,504	$10,806	$8,623

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited

Balance Sheet:		Regional Segments
	Consolidated Company	Arizona	Nevada	Southern California	Northern California
At December 31, 2018:	(dollars in millions)
Assets:
Cash, cash equivalents, and investment securities	$4,259.7	$2.5	$10.9	$2.5	$3.0
Loans, net of deferred loan fees and costs	17,710.6	3,647.9	2,003.5	2,161.1	1,300.2
Less: allowance for credit losses	(152.7)	(30.7)	(18.7)	(19.8)	(10.7)
Total loans	17,557.9	3,617.2	1,984.8	2,141.3	1,289.5
Other assets acquired through foreclosure, net	17.9	0.8	13.9	—	—
Goodwill and other intangible assets, net	299.2	—	23.2	—	155.5
Other assets	974.8	46.9	57.8	14.2	23.9
Total assets	$23,109.5	$3,667.4	$2,090.6	$2,158.0	$1,471.9
Liabilities:
Deposits	$19,177.4	$5,090.2	$3,996.4	$2,347.5	$1,839.1
Borrowings and qualifying debt	851.5	—	—	—	—
Other liabilities	466.9	10.4	14.5	4.5	12.2
Total liabilities	20,495.8	5,100.6	4,010.9	2,352.0	1,851.3
Allocated equity:	2,613.7	441.0	277.4	242.9	304.1
Total liabilities and stockholders' equity	$23,109.5	$5,541.6	$4,288.3	$2,594.9	$2,155.4
Excess funds provided (used)	—	1,874.2	2,197.7	436.9	683.5

No. of offices	47	10	16	9	3
No. of full-time equivalent employees	1,713	108	96	105	122

Income Statements:

Three Months Ended March 31, 2018:	(in thousands)
Net interest income (expense)	$214,220	$54,555	$36,690	$27,802	$22,255
Provision for (recovery of) credit losses	6,000	1,434	(1,723)	729	1,548
Net interest income (expense) after provision for credit losses	208,220	53,121	38,413	27,073	20,707
Non-interest income	11,643	1,416	3,333	1,001	2,547
Non-interest expense	(98,149)	(21,504)	(14,084)	(13,646)	(12,503)
Income (loss) before income taxes	121,714	33,033	27,662	14,428	10,751
Income tax expense (benefit)	20,814	8,321	5,903	4,135	3,098
Net income	$100,900	$24,712	$21,759	$10,293	$7,653

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited

Balance Sheet:	National Business Lines
	HOA Services	Public & Nonprofit Finance	Technology & Innovation	Hotel Franchise Finance	Other NBLs	Corporate & Other
At December 31, 2018:	(dollars in millions)
Assets:
Cash, cash equivalents, and investment securities	$—	$—	$—	$—	$—	$4,240.8
Loans, net of deferred loan fees and costs	210.0	1,547.5	1,200.9	1,479.9	4,154.9	4.7
Less: allowance for credit losses	(1.9)	(14.2)	(10.0)	(8.5)	(38.2)	—
Total loans	208.1	1,533.3	1,190.9	1,471.4	4,116.7	4.7
Other assets acquired through foreclosure, net	—	—	—	—	—	3.2
Goodwill and other intangible assets, net	—	—	120.4	0.1	—	—
Other assets	0.9	20.1	6.3	7.2	37.1	760.4
Total assets	$209.0	$1,553.4	$1,317.6	$1,478.7	$4,153.8	$5,009.1
Liabilities:
Deposits	$2,607.2	$—	$2,559.0	$—	$—	$738.0
Borrowings and qualifying debt	—	—	—	—	—	851.5
Other liabilities	2.1	25.2	0.1	0.4	49.6	347.9
Total liabilities	2,609.3	25.2	2,559.1	0.4	49.6	1,937.4
Allocated equity:	70.7	123.9	268.7	122.3	340.0	422.7
Total liabilities and stockholders' equity	$2,680.0	$149.1	$2,827.8	$122.7	$389.6	$2,360.1
Excess funds provided (used)	2,471.0	(1,404.3)	1,510.2	(1,356.0)	(3,764.2)	(2,649.0)

No. of offices	1	1	9	1	4	(7)
No. of full-time equivalent employees	67	11	54	16	41	1,093

Income Statement:

Three Months Ended March 31, 2018:	(in thousands)
Net interest income (expense)	$15,359	$3,746	$22,821	$14,185	$18,811	$(2,004)
Provision for (recovery of) credit losses	47	(207)	1,651	1,236	1,285	—
Net interest income (expense) after provision for credit losses	15,312	3,953	21,170	12,949	17,526	(2,004)
Non-interest income	150	—	3,051	13	224	(92)
Non-interest expense	(7,803)	(2,174)	(9,833)	(2,206)	(5,662)	(8,734)
Income (loss) before income taxes	7,659	1,779	14,388	10,756	12,088	(10,830)
Income tax expense (benefit)	1,761	409	3,309	2,474	2,780	(11,376)
Net income	$5,898	$1,370	$11,079	$8,282	$9,308	$546

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Unaudited

Operating Pre-Provision Net Revenue by Quarter:
	Three Months Ended
	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018
	(in thousands)
Total non-interest income	$15,410	$13,611	$4,418	$13,444	$11,643
Less:
(Loss) gain on sales of investment securities, net	—	(424)	(7,232)	—	—
Unrealized gains (losses) on assets measured at fair value, net	2,834	(640)	(1,212)	(685)	(1,074)
Total operating non-interest income (1)	12,576	14,675	12,862	14,129	12,717
Plus: net interest income	247,336	243,513	234,038	224,108	214,220
Net operating revenue (1)	$259,912	$258,188	$246,900	$238,237	$226,937

Total non-interest expense	$112,914	$111,129	$113,841	$102,548	$98,149
Less:
Advance funding to charitable foundation	—	—	7,645	—	—
401(k) plan change and other miscellaneous items	—	—	1,218	—	—
Net loss (gain) on sales and valuations of repossessed and other assets	97	1,483	(67)	(179)	(1,228)
Total operating non-interest expense (1)	$112,817	$109,646	$105,045	$102,727	$99,377

Operating pre-provision net revenue (2)	$147,095	$148,542	$141,855	$135,510	$127,560

Plus:
Non-operating revenue adjustments	2,834	(1,064)	(8,444)	(685)	(1,074)
Less:
Provision for credit losses	3,500	6,000	6,000	5,000	6,000
Non-operating expense adjustments	97	1,483	8,796	(179)	(1,228)
Income tax expense	25,536	20,909	7,492	25,325	20,814
Net income	$120,796	$119,086	$111,123	$104,679	$100,900

(1), (2)	See Non-GAAP Financial Measures footnotes on page 21.

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Unaudited

Operating Efficiency Ratio by Quarter:
	Three Months Ended
	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018
	(in thousands)
Total operating non-interest expense	$112,817	$109,646	$105,045	$102,727	$99,377
Divided by:
Total net interest income	247,336	243,513	234,038	224,108	214,220
Plus:
Tax equivalent interest adjustment	6,094	6,140	6,003	5,939	5,727
Operating non-interest income	12,576	14,675	12,862	14,129	12,717
	$266,006	$264,328	$252,903	$244,176	$232,664
Operating efficiency ratio - tax equivalent basis (3)	42.4%	41.5%	41.5%	42.1%	42.7%

Tangible Common Equity:
	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018
	(dollars and shares in thousands)
Total stockholders' equity	$2,720,620	$2,613,734	$2,488,393	$2,391,684	$2,293,763
Less: goodwill and intangible assets	298,768	299,155	299,553	299,951	300,350
Total tangible common equity	2,421,852	2,314,579	2,188,840	2,091,733	1,993,413
Plus: deferred tax - attributed to intangible assets	2,183	1,885	2,462	2,555	2,773
Total tangible common equity, net of tax	$2,424,035	$2,316,464	$2,191,302	$2,094,288	$1,996,186
Total assets	$23,792,846	$23,109,486	$22,176,147	$21,367,452	$20,760,731
Less: goodwill and intangible assets, net	298,768	299,155	299,553	299,951	300,350
Tangible assets	23,494,078	22,810,331	21,876,594	21,067,501	20,460,381
Plus: deferred tax - attributed to intangible assets	2,183	1,885	2,462	2,555	2,773
Total tangible assets, net of tax	$23,496,261	$22,812,216	$21,879,056	$21,070,056	$20,463,154
Tangible common equity ratio (4)	10.3%	10.2%	10.0%	9.9%	9.8%
Common shares outstanding	104,483	104,949	105,861	105,876	105,861
Tangible book value per share, net of tax (5)	$23.20	$22.07	$20.70	$19.78	$18.86

(3), (4), (5) See Non-GAAP Financial Measures footnotes on page 21.

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Unaudited

Regulatory Capital:

	Mar 31, 2019	Dec 31, 2018
	(in thousands)
Common Equity Tier 1:
Common equity	$2,720,620	$2,613,734
Less:
Non-qualifying goodwill and intangibles	296,496	296,769
Disallowed deferred tax asset	2,134	768
AOCI related adjustments	(15,695)	(47,055)
Unrealized gain on changes in fair value liabilities	7,490	13,432
Common equity Tier 1 (6) (9)	$2,430,195	$2,349,820
Divided by: estimated risk-weighted assets (7) (9)	$22,610,881	$21,983,976
Common equity Tier 1 ratio (7) (9)	10.7%	10.7%

Common equity Tier 1 (6)(9)	2,430,195	2,349,820
Plus:
Trust preferred securities	81,500	81,500
Less:
Disallowed deferred tax asset	—	—
Unrealized gain on changes in fair value of liabilities	—	—
Tier 1 capital (6) (9)	$2,511,695	$2,431,320
Divided by: Tangible average assets	$22,867,068	$22,204,799
Tier 1 leverage ratio	11.0%	10.9%

Total Capital:
Tier 1 capital (6) (9)	$2,511,695	$2,431,320
Plus:
Subordinated debt	304,903	305,131
Qualifying allowance for credit losses	154,987	152,717
Other	9,224	8,188
Less: Tier 2 qualifying capital deductions	—	—
Tier 2 capital	$469,114	$466,036

Total capital	$2,980,809	$2,897,356

Total capital ratio	13.2%	13.2%

Classified assets to Tier 1 capital plus allowance for credit losses:
Classified assets	$238,241	$242,101
Divided by:
Tier 1 capital (6) (9)	2,511,695	2,431,320
Plus: Allowance for credit losses	154,987	152,717
Total Tier 1 capital plus allowance for credit losses	$2,666,682	$2,584,037

Classified assets to Tier 1 capital plus allowance (8) (9)	8.9%	9.4%

(6), (7), (8), (9) See Non-GAAP Financial Measures footnotes on page 21.

Non-GAAP Financial Measures Footnotes

(1)	We believe these non-GAAP measurements provide a useful indication of the cash generating capacity of the Company.
(2)	We believe this non-GAAP measurement is a key indicator of the earnings power of the Company.
(3)	We believe this non-GAAP ratio provides a useful metric to measure the operating efficiency of the Company.
(4)	We believe this non-GAAP ratio provides an important metric with which to analyze and evaluate financial condition and capital strength.
(5)	We believe this non-GAAP measurement improves the comparability to other institutions that have not engaged in acquisitions that resulted in recorded goodwill and other intangibles.
(6)
Under the current guidelines of the Federal Reserve and the Federal Deposit Insurance Corporation, common equity Tier 1 capital consists of common stock, retained earnings, and minority interests in certain subsidiaries, less most other intangible assets.

(7)
Common equity Tier 1 is often expressed as a percentage of risk-weighted assets. Under the risk-based capital framework, a bank's balance sheet assets and credit equivalent amounts of off-balance sheet items are assigned to one of the risk categories defined under new capital guidelines. The aggregated dollar amount in each category is then multiplied by the risk weighting assigned to that category. The resulting weighted values from each category are added together and this sum is the risk-weighted assets total that, as adjusted, comprises the denominator (risk-weighted assets) of the common equity Tier 1 ratio. Common equity Tier 1 is divided by the risk-weighted assets to determine the common equity Tier 1 ratio. We believe this non-GAAP ratio provides an important metric with which to analyze and evaluate financial condition and capital strength.

(8)	We believe this non-GAAP ratio provides an important regulatory metric to analyze asset quality.
(9)	Current quarter is preliminary until Call Report is filed.
CONTACT:
Western Alliance Bancorporation
Dale Gibbons, 602-952-5476